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                                  EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2000 relating to the financial statements, which appears in Bionova Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP



San Diego, California
May 3, 2000